UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐   Definitive Proxy Statement

☒  Definitive Additional Materials

☐   Soliciting Material Under § 240.14a-12

SELLAS Life Sciences Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐  Fee paid previously with preliminary materials

☐  Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SELLAS LIFE SCIENCES GROUP, INC.

7 Times Square, Suite 2503, New York, NY 10036

SUPPLEMENT NO. 1 TO THE PROXY STATEMENT FOR THE

SELLAS LIFE SCIENCES GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 17, 2025

This Supplement No. 1 (this “Supplement”), dated June 10, 2025, supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed by SELLAS Life Sciences Group, Inc., a Delaware corporation (referred to herein as “we”, “us”, “our” or the “Company”), with the U.S. Securities and Exchange Commission (the “SEC”) on April 23, 2025, in connection with the solicitation by the Company’s Board of Directors (the “Board”) of proxies to be voted at the Company’s 2025 Annual Meeting of Stockholders, or any adjournment or postponement thereof (the “Annual Meeting”).

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT, WHICH CONTAINS IMPORTANT ADDITIONAL INFORMATION. Except as to the matters specifically discussed herein, this Supplement does not otherwise modify or update any information or disclosure contained in the Proxy Statement. Capitalized terms used but not otherwise defined in this Supplement shall have the meanings assigned to such terms in the Proxy Statement.

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To Our Stockholders:

You recently received a copy of the proxy statement (the “Proxy Statement”) relating to the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of SELLAS Life Sciences Group, Inc. (the “Company”). After the proxy statement was mailed, and as disclosed in our Current Report on Form 8-K filed with the SEC on June 6, 2025 (the “Form 8-K”), on June 3, 2025, the Company’s independent registered public accounting firm, Moss Adams LLP (“Moss Adams”), merged with Baker Tilly US, LLP. The combined audit practices operate as Baker Tilly US, LLP (“Baker Tilly”). In connection with the merger, Moss Adams resigned as the auditors of the Company and on June 3, 2025, the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) accepted the resignation of Moss Adams and approved the appointment of Baker Tilly, as the successor to Moss Adams, as the Company’s independent registered public accounting firm.

The audit report of Moss Adams on the Company’s consolidated financial statements as of and for the years ended December 31, 2024 and 2023, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Moss Adams’ audit report on the consolidated financial statements contained an explanatory paragraph regarding a going concern uncertainty.

During the fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through the date of the Form 8-K, there were no (a) disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K with Moss Adams on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Moss Adams’ satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements, and (b) reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

On June 3, 2025, the Company engaged Baker Tilly as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2025.

During the fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through the date of the Form 8-K, neither the Company, nor anyone on its behalf, consulted with Baker Tilly regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; (ii) any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that item, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company provided Moss Adams with a copy of the Form 8-K prior to its filing with the SEC and requested that Moss Adams furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of Moss Adams’ letter to the SEC, dated June 6, 2025, was filed as Exhibit 16.1 to the Form 8-K and is incorporated herein by reference.

Proposal 2 of the Proxy Statement relates to the ratification of the appointment by the Audit Committee of Moss Adams as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. As a result of the merger referenced above, the Company intends to treat Proposal 2 of the Proxy Statement as a ratification of the appointment by the Audit Committee of Baker Tilly, as the successor to Moss Adams, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. Accordingly, we will consider an affirmative vote “For” Proposal 2 as a vote “For” ratification of Baker Tilly as the successor accounting firm following the merger and a vote “Against” Proposal 2 as a vote “Against” ratification of Baker Tilly as the successor accounting firm following the merger. Abstentions will have the same effect as a vote “Against” the proposal.

The Company notes the following important matters regarding voting:

•	The Company will not make available or distribute, and you do not need to sign, new proxy cards or submit new voting instructions regarding any of the proposals in the Proxy Statement.

•	Proxy cards or voting instructions received with direction regarding any of the proposals in the Proxy Statement will be valid.

•	Any proxy card or voting instructions received in the future regarding any of the proposals in the Proxy Statement will be valid.

•	If you already submitted a proxy card or voting instructions, you do not need to resubmit proxies or voting instructions with different directions, unless you wish to change votes previously cast on the proposals in the Proxy Statement.

Your vote is important. You do not have to take any action if you have previously voted your shares and do not wish to change your vote. If you have already voted or given your proxy and wish to change your vote, you should follow the procedures described below and in the Proxy Statement.

Regardless of whether you attend the Annual Meeting, it is important that your shares be represented. If you are a stockholder of record, you may submit your proxy over the Internet, by phone or by mail as described on the proxy card. If you hold your shares through a broker or other nominee, please follow the instructions that you receive from your broker or other nominee to ensure that your shares are voted. Submitting your proxy will not prevent you from attending the Annual Meeting.

GENERAL INFORMATION

We urge you to read this Supplement and the Proxy Statement carefully. We are filing this Supplement because of the merger of Moss Adams and Baker Tilly.

Pursuant to rules promulgated by the SEC, our proxy materials are available to stockholders electronically via the Internet. On or around May 1, 2025, we sent our stockholders of record on the Record Date the Notice, which provides information regarding accessing the proxy materials for the Annual Meeting and voting via the Internet. Some stockholders have previously requested to receive either a full set of printed proxy materials or an email with instructions on how access the proxy materials electronically. Stockholders that have not submitted a specific delivery preference were sent the Notice. If you would like to change the way you receive materials in the future, please follow the instructions on the Notice you received. Our proxy materials and the 2025 Annual Report are available at www.proxyvote.com.

Whether you plan to attend the 2025 Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet or telephone. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with our Board of Directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the 2025 Annual Meeting.

To cast your vote before the 2025 Annual Meeting, you may vote by one of the following methods:

•	By Internet: Please follow the instructions on the proxy card or voting instructions sent to you. Your vote must be received by 11:59 p.m. Eastern Time on Monday, June 16, 2025, to be counted.

•	By Telephone: To vote over the telephone, dial the number listed on the proxy card or voting instructions sent to you, and follow the instructions. Your vote must be received by 11:59 p.m. Eastern Time on Monday, June 16, 2025, to be counted.

•	By Proxy by Mail: Mark, sign, and date your proxy card and mail the proxy to the address stated on the proxy card. If you return your signed proxy card to us before the 2025 Annual Meeting, we will vote your shares as you direct.

If you are a stockholder of record, you may also cast your vote during the 2025 Annual Meeting by accessing the annual meeting website and following the instructions on the Notice or proxy card.

If you are a beneficial holder, you should have received voting instructions from the bank, broker, or other agent. Follow the voting instructions you received from that intermediary to ensure that your vote is counted. To vote during the 2025 Annual Meeting, you must obtain a valid proxy from your bank, broker, or other agent. Follow the instructions from your bank, broker, or other agent included with the proxy materials, or contact your bank or broker to request a proxy form.

If you attend the annual meeting online as a “Guest,” you will not be able to cast your vote during the 2025 Annual Meeting.